SUB-ITEM 77E:
LEGAL PROCEEDINGS
LEGAL PROCEEDINGS
Since October 2003,
 Federated and related
entities (collectively,
"Federated"), and various
Federated funds
("Funds"), have been
named as defendants in
several class action
lawsuits now pending
in the United States District
Court for the District
of Maryland. The lawsuits
were purportedly filed on
behalf of people who
purchased, owned
and/or redeemed shares of
Federated-sponsored mutual
funds during specified periods
 beginning November 1, 1998.
The suits are generally
similar in alleging that
Federated engaged in illegal
and improper trading
practices including
market timing and late
trading in concert with
certain institutional traders,
which allegedly caused financial
injury to
the mutual fund shareholders.
These lawsuits began to be filed
shortly after Federated's first
public announcement
that it had received requests
for information on shareholder
trading activities in the Funds
from the SEC, the Office
of the New York State Attorney
General ("NYAG"), and other
authorities. In that regard,
on November 28, 2005,
Federated announced that it
had reached final settlements
with the SEC and the NYAG with
respect to those matters.
Specifically, the SEC and NYAG
settled proceedings against
three Federated subsidiaries
involving undisclosed
market timing arrangements
and
late trading. The SEC made
findings: that Federated
Investment Management
Company ("FIMC"), an SEC-registered
investment adviser to various Funds,
and Federated Securities Corp., an
SEC-registered broker-dealer
and distributor for the Funds,
violated provisions of the Investment
Advisers Act and
Investment Company Act by
approving, but not disclosing,
three market timing arrangements,
or the associated
conflict of interest between
FIMC and the funds involved
in the arrangements, either to
other fund shareholders or to
the funds' board; and that
Federated Shareholder Services
Company, formerly an SEC-registered
transfer agent,
failed to prevent a customer
and a Federated employee from
late trading in violation of
provisions of the Investment
Company Act. The NYAG found
that such conduct violated
provisions of New York State
law. Federated entered
into the settlements without
admitting or denying the regulators'
 findings. As Federated previously
 reported in 2004,
it has already paid approximately
 $8.0 million to certain funds as
determined by an independent
consultant. As part
of these settlements, Federated
agreed to pay disgorgement and a
 civil money penalty in the
aggregate amount of an
additional $72 million and,
among other things, agreed that
 it would not serve as
investment adviser to any
registered investment company
unless (i) at least 75% of the
fund's directors are independent
 of Federated, (ii) the
chairman of each such fund is
independent of Federated, (iii)
 no action may be taken by the
fund's board or any
committee thereof unless
approved by a majority of the
independent trustees of the
fund or committee, respectively,
and (iv) the fund appoints a
"senior officer" who reports
to the independent trustees
and is responsible for
monitoring compliance by the
fund with applicable laws and
fiduciary duties and for
managing the process by which
management fees charged to a
 fund are approved. The
settlements are described
in Federated's announcement
which, along with previous
press releases and related
communications on those matters,
is available in the "About
Us" section of Federated's
website at FederatedInvestors.com.
Federated entities have also
 been named as defendants in
several additional lawsuits
that are now pending in the
United States District Court
for the Western District of
Pennsylvania, alleging, among
other things, excessive
advisory and Rule 12b-1 fees.
The Board of the Funds retained
the law firm of Dickstein
Shapiro LLP to represent the Funds
 in each of the
lawsuits described in the
preceding two paragraphs.
Federated and the Funds,
and their respective counsel,
have
been defending this litigation,
and none of the Funds remains a
defendant in any of the lawsuits
(though some could
potentially receive any
recoveries as nominal defendants).
 Additional lawsuits based upon
similar allegations may
be filed in the future.
The potential impact of
these lawsuits, all of which
 seek unquantified damages,
attorneys'
fees, and expenses, and future
potential similar suits is uncertain.
Although we do not believe that
these lawsuits will
have a material adverse effect
on the Funds, there can be no
assurance that these suits,
ongoing adverse publicity
and/or other developments
resulting from the regulatory
investigations will not result
 in increased Fund
redemptions, reduced sales of Fund
shares, or other adverse consequences
for the Funds.